ANNUAL SERVICING CERTIFICATION
		 PNC MORTGAGE CORP. OF AMERICA
		     568 ATRIUM DRIVE
		 VERNON HILLS, ILLINOIS 60061



	  FISCAL YEAR ENDING:  December 31, 1995



Principal Officers:

     Sy Naqvi            President
     Peter Begg          Executive Vice President
     Janet M. Broady     Senior Vice President



Contacts:

  Servicing Manager:             Peter Begg       (847) 549-3111,
					     after April 30, 1996
  Customer Services Manager:     Anthony Cifelli  (847) 549-3443,
					     after April 30, 1996
  Investor Services Manager:     Peter Carroll    (847) 549-3141,
					     after April 30, 1996
  Portfolio Management Manager:  Rick Campbell    (847) 549-3237,
					     after April 30, 1996



Custodial Depository:

			   PNC Bank, N.A.
			    2 PNC Plaza
			 620 Liberty Avenue
		       Pittsburgh, PA  15222


Total Servicing Portfolio at Fiscal Year-End:
     Number of Loans: 457,415
     Unpaid Principal Balance: $38,625,465,472



Breakdown of Portfolio:

Investor           Loans                   Outstanding Principal
						   (rounded)
FHLMC            99,099                         $ 8,034,898,095
FNMA            112,341                         $ 8,869,744,234
GNMA            102,684                         $ 7,214,232,477
Privates         32,019                         $ 2,269,651,576
Affiliates      105,299                         $11,630,879,415
Portfolio         5,973                         $   606,059,675



						   Page 1 of 3


Individual Investor Delinquencies are reported to each investor on a monthly basis or as requested..

Fidelity Bond

   Insurer: Federal Insurance Company and Other Domestic Insurers
   Policy Numbers:  81458589 & MD9500388
   Coverage Amount:  $300,000,000
   Deductible:  $50,000
   Expiration:  12/1/97 & 12/1/98

   (Original certificate is forwarded directly to you from our broker. Copy is attached.)

Errors & Omissions

   Insurer:  Lexington, Federal, and CNA Insurance Companies
   Policy Numbers:  869-60-96, 3530-52-12, 128248352
   Coverage Amount:  $20,000,000
   Deductible:  $1,000
   Expiration:  12/31/96

   (Original certificate is forwarded directly to you from our broker. Copy is attached.)

We hereby certify that we are in compliance with all terms, conditions and requirements of our Servicing Agreement, Commitment Letters and any amendments thereto as well as government agencies, federal, state and local law and specifically certify to the following:

   All loans have hazard insurance policies (fire and extended coverage and flood if required) in force and at sufficient amounts to protect the investor's interest. Such policies satisfy FNMA/FHLMC requirements for financial stability of insurer and all mortgagee clauses include "ITS SUCCESSORS AND/OR ITS ASSIGNS."

   If applicable, all FHA and private mortgage insurance premiums have been paid and coverages are in full force and effect.

   All real estate taxes and lienable assessments have been paid in order to protect the interest and first lien position of the investor.



						    Page 2 of 3



   If an escrow account for taxes and/or insurance exists, the accounts are analyzed on an annual basis so as to eliminate deficiencies or overages and accounts are handled in accordance with RESPA requirements.

   All property inspections have been performed as required in order to satisfy our servicing agreement, FHA/VA, FNMA and FHLMC requirements.

   We are in compliance with Internal Revenue Service tax information reporting requirements including 1099INT, 1099A, 1099MISC, 1099C and 1098 Mortgage Interest Statements. Such statements were delivered to customers by January 31, 1996 and reported to IRS by February 29, 1996.

   All accounts with missing social security numbers and all interest on escrow accounts requiring W-9 certification were solicited during 1995.

   Interest on escrow accounts was properly accrued and credited in accordance with individual state law.

   All Adjustable Rate Mortgages with scheduled rate changes were made in accordance with the original note and satisfied applicable law and/or regulations.

   We are in compliance with individual state licensing laws and requirements, where required, for the states in which we do business.

   With respect to commercial loans, if any, we certify full compliance with UCC filing requirements.

   We maintain a Business Continuation Plan in order to minimize financial loss and to ensure timely resumption of operations in the event of a disaster as required by federal regulation.

   Our auditors subscribe to the Mortgage Bankers Uniform Single
   Audit Program and their certification letter is enclosed with our financial statements.

   Our audited financial statements are included with this certification.

We hereby agree to indemnify the investor for any loss occasioned by our failure to provide written notice of any exception to this certification.



PNC Mortgage Corp. of America


By:  /s/ Peter Carroll
     Peter Carroll, Vice President


Date: March 26, 1996


Enclosures:   Financial Statements
	      Independent Auditors Report
	      Mortgage Bankers Uniform Single Audit Certification



Attachment:      Copy of Errors and Omissions Certificate and
		 Fidelity Bond Certificate